EXHIBIT 22

LIST OF GUARANTOR SUBSIDIARIES
As of December 31, 2022

The following subsidiaries of PulteGroup, Inc. (the “Company”) were, as of December 31, 2022, guarantors of the Company’s 5.500% unsecured senior notes due 2026, 5.000% unsecured senior notes due 2027, 7.875% unsecured senior notes due 2032, 6.375% unsecured senior notes due 2033, and 6.000% unsecured senior notes due 2035.

Company Name	Jurisdiction of Formation
Anthem Arizona LLC	Arizona
Centex Construction of New Mexico, LLC	Delaware
Centex Development Company, L.P.	Delaware
Centex Homes	Nevada
Centex Homes of California, LLC	Delaware
Centex Homes, LLC	Delaware
Centex International II, LLC	Nevada
Centex LLC	Nevada
Centex Real Estate Construction Company	Nevada
Centex Real Estate Company, LLC (f/k/a Centex Real Estate Corporation)	Nevada
Del Webb California Corp.	Arizona
Del Webb Communities, Inc.	Arizona
Del Webb Communities of Illinois, Inc.	Arizona
Del Webb Corporation	Delaware
Del Webb Home Construction, Inc.	Arizona
Del Webb Limited Holding Co.	Arizona
Del Webb Southwest Co.	Arizona
Del Webb Texas Limited Partnership	Arizona
Del Webb’s Coventry Homes Construction Co.	Arizona
Del Webb’s Coventry Homes, Inc.	Arizona
Del Webb’s Coventry Homes of Nevada, Inc.	Arizona
DiVosta Building, LLC	Michigan
DiVosta Homes Holdings, LLC	Delaware
DiVosta Homes, L.P.	Delaware
DW Homebuilding Co.	Arizona
Nomas LLC	Nevada
PH1 Corporation	Michigan
PH3 Corporation	Michigan
PH4 Corporation	Michigan
PH 19 Corporation	Michigan
PN II, Inc.	Nevada
Potomac Yard Development LLC	Delaware
Preserve II, Inc.	Michigan
Pulte Arizona Services, Inc.	Michigan
Pulte Building Systems Holding Company, LLC	Nevada
Pulte Communities NJ, Limited Partnership	Michigan
Pulte Development Corporation	Michigan
Pulte Development New Mexico, Inc.	Michigan
Pulte Home Company, LLC (f/k/a Pulte Home Corporation)	Michigan
Pulte Home Corporation of the Delaware Valley	Michigan
Pulte Homes of Greater Kansas City, Inc.	Michigan
Pulte Homes of Indiana, LLC	Indiana
Pulte Homes of Michigan LLC	Michigan
Pulte Homes of Minnesota LLC	Minnesota
Pulte Homes of New England LLC	Michigan

Pulte Homes of New Mexico, Inc.	Michigan
Pulte Homes of New York LLC	Delaware
Pulte Homes of NJ, Limited Partnership	Michigan
Pulte Homes of Ohio LLC	Michigan
Pulte Homes of PA, Limited Partnership	Michigan
Pulte Homes of St. Louis, LLC	Nevada
Pulte Homes of Texas, L.P.	Texas
Pulte Homes Tennessee, Inc.	Michigan
Pulte Homes Tennessee Limited Partnership	Nevada
Pulte Nevada I LLC	Delaware
Pulte Payroll Corporation	Michigan
Pulte Realty Holding Company, LLC (f/k/a Pulte Realty Holdings, Inc.)	Michigan
Pulte Realty Limited Partnership	Michigan
Pulte Texas Holdings LLC	Michigan
Pulte/BP Murrieta Hills, LLC	California
RN Acquisition 2 Corp.	Nevada
Terravita Home Construction Co.	Arizona